UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2012

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

9.01	Financial Statements and Exhibits	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

John H. Burlingame, a director of the Company since 1988, has resigned from the board, effective August 2, 2012. Mr. Burlingame will continue as a trustee of The Edward W. Scripps Trust (the “Trust”), which is the controlling shareholder of the Company and elects two-thirds of the Company’s directors.

Upon recommendation by the trustees of the Trust, the board of directors of the Company elected Anne La Dow to the board on August 1, 2012. Ms. La Dow will fill Mr. Burlingame’s seat and be one of the directors elected by the holders of the Company’s Common Voting Shares. Ms. La Dow is the great-great granddaughter of the Company’s founder. In addition to being a member of the Scripps family, Ms. La Dow is a former employee of the Company. In the 1990s, she worked in the human resources functions at Scripps newspapers in the California markets of Ventura and San Luis Obispo. She most recently worked in the legal field in Minnesota.

Ms. La Dow has not been named to any committees of the board of directors at this time, although it is expected that she will join the nominating and governance committee. In connection with her election, the compensation committee granted Ms. La Dow $30,000 in restricted stock units under the Company’s Long-Term Incentive Plan. A copy of the press release announcing the election and resignation is filed as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item	Exhibit No. Incorporated

99.01	La Dow Joins Scripps Board of Directors	99.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Douglas F. Lyons
Douglas F. Lyons
Vice President and Controller
(Principal Accounting Officer)

Dated: August 2, 2012

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